CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1997

                                   (Unaudited)

              Capital Markets Assurance Corporation and Subsidiary
                           Consolidated Balance Sheets
                             (Dollars in thousands)

                                     ASSETS

                                                                    June 30,1997      December 31,1996
                                                                     (Unaudited)
-------------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $307,166 at June 30,
1997 and $294,861 at December 31, 1996)                              $   307,821               297,893
Short-term investments (at amortized cost which
approximates fair value)                                                  17,053                16,810
-------------------------------------------------------------------------------------------------------
   Total investments                                                     324,874               314,703
-------------------------------------------------------------------------------------------------------
Cash                                                                       4,506                   371
Accrued investment income                                                  3,835                 3,807
Deferred acquisition costs                                                50,327                45,380
Premiums receivable                                                        5,826                 5,141
Prepaid reinsurance                                                       20,787                18,489
Other assets                                                              10,464                 6,424
------------------------------------------------------------------------------------------------------
   Total assets                                                      $   420,619               394,315
=======================================================================================================
                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Unearned premiums                                                    $    71,800                68,262
Reserve for losses and loss adjustment expenses                           13,861                10,985
Ceded reinsurance                                                          2,766                 1,738
Accounts payable and other accrued expenses                               14,433                 8,019
Current income taxes                                                         203                   679
Deferred income taxes                                                     15,700                15,139
-------------------------------------------------------------------------------------------------------
   Total liabilities                                                     118,763               104,822
-------------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common  stock - $1.00 par value per share;  15,000,000  shares  are  authorized, issued and outstanding at June 30, 1997
and December 31, 1996                                                     15,000                15,000
Additional paid-in capital                                               208,475               208,475
Unrealized appreciation on investments, net of tax                           425                 1,970
Retained earnings                                                         77,956                64,048
-------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                            301,856               289,493
-------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                        $   420,619               394,315
=======================================================================================================

          See accompanying notes to consolidated financial statements.
                                       34

              Capital Markets Assurance Corporation and Subsidiary
                        Consolidated Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)




                                                            Three Months Ended          Six Months Ended
                                                              June 30                    June 30
                                                          1997          1996           1997        1996
Revenues:
Direct premiums written                               $   18,726        18,622         35,180       32,777
Assumed premiums written                                     655           150            916        1,024
Ceded premiums written                                    (6,272)       (5,103)       (10,621)      (7,013)
-------------------------------------------------------------------------------------------------------------
   Net premiums written                                   13,109        13,669         25,475       26,788
Increase in unearned premiums                               (877)       (3,681)        (1,240)      (7,972)
-------------------------------------------------------------------------------------------------------------
   Net premiums earned                                    12,232         9,988         24,235       18,816
Net investment income                                      4,684         4,112          9,386        7,989
Net realized capital gains                                   506            19          2,549          168
Other income                                                  45            25             88           79
-------------------------------------------------------------------------------------------------------------
   Total revenues                                         17,467        14,144         36,258       27,052
-------------------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                        1,333         1,109          2,876        2,184
Underwriting and operating expenses                        4,208         3,385          8,879        7,362
Policy acquisition costs                                   2,472         2,059          5,053        4,123
-------------------------------------------------------------------------------------------------------------
   Total expenses                                          8,013         6,553         16,808       13,669
-------------------------------------------------------------------------------------------------------------
   Income before income taxes                              9,454         7,591         19,450       13,383
-------------------------------------------------------------------------------------------------------------

Income Taxes:
Current income tax                                         2,277         1,316          4,150        1,981
Deferred income tax                                          473         1,148          1,392        1,971
-------------------------------------------------------------------------------------------------------------
   Total income taxes                                      2,750         2,464          5,542        3,952
-------------------------------------------------------------------------------------------------------------

   Net Income                                         $    6,704         5,127         13,908        9,431
=============================================================================================================

         See accompanying notes to consolidated financial statements.
                                       35

              Capital Markets Assurance Corporation and Subsidiary
                 Consolidated Statement of Stockholder's Equity
                                   (Unaudited)
                             (Dollars in thousands)



                                                                Six Months Ended
                                                                   June 30, 1997
Common stock:
Balance at beginning of period .............................          $  15,000
                                                                      ---------
   Balance at end of period ................................             15,000
                                                                      ---------

Additional paid-in capital:
Balance at beginning of period .............................            208,475
                                                                      ---------
   Balance at end of period ................................            208,475

Unrealized appreciation (depreciation) on investments, net of tax:
Balance at beginning of period .............................              1,970
Unrealized depreciation on investments .....................             (1,545)
                                                                      ---------
   Balance at end of period ................................                425
                                                                      ---------


Retained earnings:
Balance at beginning of period .............................             64,048
Net income .................................................             13,908
                                                                      ---------
   Balance at end of period ................................             77,956
                                                                      ---------

   Total stockholder's equity ..............................          $ 301,856
                                                                      =========

          See accompanying notes to consolidated financial statements.
                                       36

              Capital Markets Assurance Corporation and Subsidiary
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)


                                                               Six Months Ended      Six Months Ended
                                                                  June 30, 1997         June 30, 1996
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                             $ 13,908                 9,431
-------------------------------------------------------------------------------------------------------------
Adjustments  to reconcile  net income to net cash  provided  (used) by operating activities:
   Reserve for losses and loss adjustment expenses                        2,876                 1,821
   Unearned premiums, net                                                 3,538                10,977
   Deferred acquisition costs                                            (4,947)               (4,742)
   Premiums receivable                                                     (685)                  308
   Accrued investment income                                                (28)                 (579)
   Income taxes payable                                                     916                 2,113
   Net realized capital gains                                            (2,549)                 (168)
   Accounts payable and other accrued expenses                            6,414                 2,581
   Prepaid reinsurance                                                   (2,298)               (3,004)
   Other, net                                                            (2,765)                 (183)
-------------------------------------------------------------------------------------------------------------
         Total adjustments                                                  472                 9,124
-------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                            14,380                18,555
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchases of investments                                               (112,743)             (121,115)
Proceeds from sales of investments                                       74,768                19,875
Proceeds from maturities of investments                                  27,730                82,800
-------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                (10,245)              (18,440)
-------------------------------------------------------------------------------------------------------------
Net increase in cash                                                      4,135                   115
Cash balance at beginning of period                                         371                   344
-------------------------------------------------------------------------------------------------------------
   Cash balance at end of period                                       $  4,506                   459
=============================================================================================================
Supplemental disclosures of cash flow information:
Income taxes paid                                                      $  4,550                 1,725
Tax and loss bonds purchased                                           $     76                   112
=============================================================================================================

          See accompanying notes to consolidated financial statements.
                                       37

              Capital Markets Assurance Corporation and Subsidiary Notes to Unaudited Consolidated Financial Statements
                                  June 30, 1997


1.       Background
         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

         CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       Basis of Presentation
         CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

3.       Reclassifications
         Certain prior period balances have been reclassified to conform to the current period presentation.

                                    38